Distribution Financial Services RV Trust 1999-1
December 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance   $671,006,192.78
Beginning Pool Factor         0.67100619

Distribution Allocable to Principal on Notes

          Class      Prior Prin. Payment $1000 orig.prin.bal.  Current Prin. Payments  $1000 orig.prin.bal.
           A-1                  $0.00          0.0000000                    $0.00         0.0000000
           A-2                  $0.00          0.0000000            $4,568,130.85         0.0200771
           A-3                  $0.00          0.0000000            $8,945,895.50         0.0451817
           A-4                  $0.00          0.0000000                    $0.00         0.0000000
           A-5                  $0.00          0.0000000                    $0.00         0.0000000
           A-6                  $0.00          0.0000000                    $0.00         0.0000000
             B                  $0.00          0.0000000                    $0.00         0.0000000
             C                  $0.00          0.0000000                    $0.00         0.0000000

Distribution Allocable to Interest on Notes


Class     Rate        Prior Int. Payment  $1000 orig.prin.bal.  Current Int. Payments  $1000 orig.prin.bal.
A-1      4.97%                 $0.00          0.0000000                    $0.00         0.0000000
A-2      5.38%                 $0.00          0.0000000               $20,480.45         0.0900125
A-3      5.70%                 $0.00          0.0000000              $940,490.50         4.7500000
A-4      5.84%                 $0.00          0.0000000              $937,524.40         4.8666667
A-5      5.97%                 $0.00          0.0000000              $794,616.95         4.9750000
A-6      6.02%                 $0.00          0.0000000              $322,902.77         5.0166667
  B      6.36%                 $0.00          0.0000000              $132,500.00         5.3000000
  C      7.23%                 $0.00          0.0000000              $120,500.00         6.0250000

Note Balance After Giving Effect to Principal Distribution
          Class  Beginning Balance       Beg. Note Factor     Ending Balance        End Note Factor
          A-1               0.00              0.0000000                    $0.00         0.0000000
          A-2  $    4,568,130.85              0.0200771     $               -            0.0000000
          A-3  $  197,998,000.00              1.0000000     $    189,052,104.50          0.9548183
          A-4  $  192,642,000.00              1.0000000     $    192,642,000.00          1.0000000
          A-5  $  159,722,000.00              1.0000000     $    159,722,000.00          1.0000000
          A-6  $   64,366,000.00              1.0000000     $     64,366,000.00          1.0000000
            B  $   25,000,000.00              1.0000000     $     25,000,000.00          1.0000000
            C  $   20,000,000.00              1.0000000     $     20,000,000.00          1.0000000
Servicing Fee                                                                                                   $279,585.91
Servicing Fee Per $1,000 of Orig.Note                                                                             0.2795859

Realized Losses                                                                                                 $865,980.76

Reserve Account Balance                                                                                     $ 13,147,113.22

Payments Received with Respect to Receivables During Most Recently Ended Collection Period                  $ 17,596,952.76
Interest Payments Received                                                                          $4,817,356.85
          Scheduled Principal Payments Received                                                               $3,765,506.59
          Principal Prepayments Received                                                                      $9,014,089.32

Distribution to Residual Interestholders                                                                              $0.00

Noteholders' Interest Carryover Shortfall                                                                             $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                                         0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period                           $0.00

Ending Pool Balance                                                                                        $657,355,661.11
Ending Pool Factor                                                                                               0.65735342